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                                                                     Exhibit 5.1

                    [Letterhead of Miles & Stockbridge P.C.]






                                                     September 22, 1999



Anthracite Capital, Inc.
345 Park Avenue, 29th Floor
New York, New York  10154

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Anthracite Capital, Inc., a Maryland corporation (the "Company"), in connection with the registration of certain securities of the Company (the "Offered Securities") on its Registration Statement on Form S-3 (Registration No. 333-75473, the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) shares of the Company's common stock, $.001 par value per share (the "Common Shares"), (ii) shares of the Company's preferred stock, $.001 par value per share (the "Preferred Shares"), (iii) senior debt securities (the "Senior Debt Securities"), (iv) subordinated debt securities (the "Subordinated Debt Securities"), and (v) warrants to purchase Common Shares or Preferred Shares (the "Warrants"), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate public offering price not to exceed $200,000,000.

         We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, laws and regulations as we have deemed necessary for the purposes of giving the opinions set forth in this opinion letter. Based upon that examination and subject to the assumptions and qualifica tions set forth herein, we are of the opinion that:

         1. With respect to the Common Shares, when (i) the Common Shares have been duly authorized by the Company's Board of Directors, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common Shares have been duly established in conformity with the Company's charter (the "Charter") and its bylaws (the "Bylaws"), which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument


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binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Common Shares have been issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Common Shares will be legally issued, fully paid and nonassessable.

         2. With respect to the Preferred Shares, when (i) the Preferred Shares have been duly authorized by the Company's Board of Directors, (ii) the Registration Statement has become effective under the Securities Act, (iii) appropriate articles supplementary to the Charter relating to a class or series of the Preferred Shares to be sold under the Registration Statement (in each such case, "Articles Supplementary") have been duly adopted by the Board of Directors and such Articles Supplementary have been filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland, (iv) the terms of issuance and sale of shares of such class or series of Preferred Shares have been duly established in conformity with the Charter and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) shares of such class or series of Preferred Shares have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Preferred Shares will be legally issued, fully paid and nonassessable.

         3. With respect to the Warrants, when (i) the Registration Statement has become effective under the Securities Act, (ii) a warrant agreement (the "Warrant Agreement") relating to the Warrants has been duly authorized, executed and delivered and the Warrants and the securities of the Company into which the War rants will be exercisable have been duly authorized by the Company's Board of Directors, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Charter, the Bylaws and the Warrant Agree ment, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general principles of equity.

         4. With respect to the Senior Debt Securities and the Subordinated Debt Securities (in either case, the "Debt Securities"), when (i) the Registration Statement


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becomes effective under the Securities Act, (ii) an indenture (the "Indenture")
relating to the Debt Securities has been duly authorized, executed and delivered and the Debt Securities have been duly authorized by the Company's Board of Directors, (iii) the terms of the Debt Securities and of their issuance have been duly established in conformity with the Charter, the Bylaws and the Indenture, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restric tion imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Debt Securities have been duly executed and countersigned in accordance with the Indenture and issued and sold as contemplated by the Registra tion Statement and consideration therefor has been received by the Company, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general principles of equity.

         With respect to the issuance of Warrants to purchase Common Shares or Preferred Shares, we have assumed (i) that the Company will have authorized but unissued, and will reserve for issuance upon exercise of the Warrants, a sufficient number of Common Shares or Preferred Shares, and (ii) that the Warrant Agreement will be duly authorized, executed and delivered by the warrant agent to be named therein. With respect to the issuance of Common Shares or Preferred Shares or of Warrants to purchase Common Shares or Preferred Shares and the securities into which the Warrants are exercisable, we have assumed that any issuance thereof will not violate or otherwise conflict with any provisions of the Charter imposing ownership limitations on shares of the capital stock of the Company or otherwise relating to its qualification as a real estate investment trust. With respect to the issuance of the Debt Securities, we have assumed (i) that the Indenture will be duly authorized, executed and delivered by the trustee to be named therein (the "Trustee"), and (ii) that the Trustee will comply with the applicable provisions of the Securities Act in connection with its obligations under the Indenture. Further, the opinions set forth herein are based on the assumptions that (i) at the time of issuance of any of the Offered Securities the Company will be in good standing under the laws of the State of Maryland and (ii) the aggregate purchase price paid for any Offered Securities, as well as any other Offered Securities theretofore issued, does not exceed $200,000,000.

         We have relied as to certain matters on information obtained from public officials and officers of the Company. We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than the laws of the State of Maryland.


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         We hereby consent to the use of our name under the heading "Legal
Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion letter with the Registration Statement as Exhibit 5.1 thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

                                                     Very truly yours,

                                                     Miles & Stockbridge P.C.


                                                     By: /s/ J.W. Thompson Webb
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                                                         Principal




















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